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                                  Exhibit 99.1

         Pursuant to Rule 13d-1(f)(1)(iii) of Regulation 13D-G of the General Rules and Regulations of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, the undersigned agrees that the statement to which this Exhibit is attached is filed on behalf of each of them in the capacities set forth below.


                                        PARAGON COYOTE TEXAS LTD.,
                                         a Texas limited partnership

                                        By:  Paragon Management Group, Inc.,
                                              a Texas corporation, General
                                              Partner

                                             By:   /s/ Mark A. Pappas
                                                   Mark A. Pappas, President

                                        PARAGON MANAGEMENT GROUP, INC.,
                                         a Texas corporation

                                        By:   /s/ Mark A. Pappas
                                              Mark A. Pappas, President

                                         /s/ Mark A. Pappas
                                        MARK A. PAPPAS